Exhibit 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi to Relocate Polyester Yarn Texturing from Reidsville Plant to its Yadkinville Facility

         GREENSBORO, N.C. - June 22, 2005 - (NYSE: UFI) To enhance Company-wide productivity and profitability, Unifi, Inc. today announced that it will move the polyester texturing operations performed in the Company's Reidsville, North Carolina plant to its larger, more efficient facilities located in Yadkinville, North Carolina.  The move, which is expected to be completed by October 1, 2005, will result in the elimination of approximately 150 positions in Reidsville and the addition of approximately 100 positions in Yadkinville.

        "This move represents a change in production location to maximize the overall efficiency of our domestic polyester texturing operations and can be accomplished with little cost to the organization," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "It does not represent a reduction in the domestic polyester texturing capacity for Unifi, nor does it change our on-going commitment to the dyed yarn operations that continue to be based in the Reidsville plant."

        With the move, Reidsville will no longer texture polyester yarn used in its dyed yarn operations.  Yadkinville will produce these products on existing equipment, as the equipment in Reidsville will not be moved to Yadkinville to accommodate this change.  Texturing employees in Reidsville will be offered the opportunity to transfer to Yadkinville or other Unifi facilities where openings exist.  The Company expects that there will be minimal impact to the dyed operations.

       "We regret the impact that this change will have in Reidsville and Rockingham County, as our employees there have performed well on the equipment within that facility.  However, the Yadkinville facility has substantial advantages through automation and the facility is dedicated to texturing polyester products," said Bill Lowe.

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Unifi to Relocate Polyester Yarn Texturing from Reidsville Plant to its Yadkinville Facility

          Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, MynxTM UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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